Exhibit 10.1

THIRD AMENDMENT
TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Third Amendment (the “Amendment” to that AMENDED AND RESTATED EMPLOYMENT AGREEMENT made and entered into on December 31, 2008 and amended on November 16, 2012, and on September 10, 2013 (the “Second Amendment”) by and between Sprint Nextel Corporation, now known as Sprint Communications, Inc. (the “Company”), and Steven L. Elfman (the “Agreement”) is entered into and effective as of August 1, 2014. Certain capitalized terms shall have the meaning ascribed to them in the Agreement.

WITNESSETH:
WHEREAS, the Executive and the Company desire to amend the Agreement as provided herein.
NOW, THEREFORE, in consideration of the premises, covenants and agreements set forth herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged:

1.	The Preamble shall be amended as follows (with underline indicating new material and strikethrough indicating deletion):
WHEREAS, the Executive serves as President – ~~Network, Technology and Operations and Wholesale~~Products and Services; and

2.	Section (I) of the Second Amendment shall be changed to read (with underline indicating new material and strikethrough indicating deletion):

(I)
continued employment through the earlier of (a) ~~January 2, 201~~5August 15, 2014 (the “Retention Date”) with his resignation thereof, and (b) the termination of Executive’s employment by the Company not for Cause, by Executive’s death or Disability or by the Executive for Good Reason in connection with a Change in Control occurring after the Amendment Date;

3.	If Executive meets the conditions outlined in the Second Amendment (including timely execution of a general release and non-revocation thereof), as modified by this Amendment:

a.	The requirement in Section 2 of the Agreement for Executive to provide 30 days’ advance written notice of his intent to terminate his employment is waived; and

b.	Section 29(oo) of the Agreement shall be changed to read (with underline indicating new material and strikethrough indicating deletion):

(oo) “Restricted Period” means the 2~~4~~9-month period following the Executive’s date of termination of employment with the Company for any reason or Cause, including for nonrenewal of this Agreement, Disability, termination by the Company or termination by the Executive.

; and

c.	Executive shall also receive:

i.
Continuation through January 2, 2015 of his current base salary payable on a bi-weekly basis and of health, life and employee phone program benefits he had in effect on August 15, 2014 on the same terms and conditions as if he had remained employed through January 2, 2015;

ii.
Continued vesting (A) through and immediately on January 2, 2015 in the 2014 Short-term Incentive Plan on a prorated basis for the period of Executive’s employment from January 1, 2014, inclusive, through January 2, 2015 in relation to the period of January 1, 2014, inclusive, through March 31, 2015 (based on actual performance), (B) through and immediately on December 31, 2014 in the 2012 Long-term Incentive Plan performance unit award, and (C) through and immediately on January 2, 2015 in the awards under the 2013 Long-term Incentive Plan with the following revision to item 6(b) of the Second Amendment (with underline indicating new material and strikethrough indicating deletion):

…, on a prorated basis for the period of Executive’s employment from February 27, 2013, inclusive, through ~~Executive’s Termination Date~~January 2, 2015 in relation to the period of February 27, 2013, inclusive, through February 27, 2016 (with the remainder of Executive’s RSUs forfeited as of ~~Executive’s Termination Date~~January 2, 2015and the performance adjustment applied to any such RSUs that are performance-based).

; and

iii.	a 90-day post termination exercise period beginning on January 2, 2015.

In all other respects, the terms, conditions and provision of the Agreement shall remain the same.
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Elfman Employment Agreement Third Amendment     Page 2 of 2

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by an officer pursuant to the authority of its Board, and the Executive has executed this Amendment, as of the day and year first written above.

SPRINT COMMUNICATIONS, INC.

/s/ Sandra J. Price
By: Sandra J. Price, Senior Vice President - Human Resources
EXECUTIVE

/s/ Steven L. Elfman
Steven L. Elfman

Elfman Employment Agreement Third Amendment     Page 3 of 3